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EXHIBIT 23(a)  Consent of Bainbridge Group, a Law Corporation, to the reference to it as counsel who has passed upon certain information contained in the Prospectus.


                                   BAINBRIDGE GROUP

February 18, 1998



EIP Microwave, Inc.
4500 Campus Drive
Suite 219
Newport Beach, California 92660

Gentlemen:

     The undersigned is named in a Form SB-2 Registration Statement of EIP Microwave, Inc., a Delaware corporation (the "Company"), which registration statement filed with the Securities and Exchange Commission in connection with a rights offering of 5,948,698 shares of Common Stock of the Company to its stockholders. The capacity in which the undersigned is named in such SB-2 Registration Statement is that of counsel to the Company and as a person who has given an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of the securities described therein.

     The undersigned hereby consents to being named in such SB-2 Registration Statement in the capacity therein described.

                              Sincerely,

                              BAINBRIDGE GROUP



                              /s/  Michael E. Johnson
                              -----------------------------
                              Michael E. Johnson, President




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